Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned entities, as applicable, pursuant to a duly executed power of attorney, hereby agrees to this and any future joint filing of Schedule 13G (including any and all amendments thereto) to be made on their behalf and further agrees to the filing of this Agreement as an Exhibit to such filing(s). In addition, each party to this Agreement consents to the filing of this and any future Schedule 13G (including any and all amendments to such filings) by Bank of Montreal.

This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 12th day of February, 2021.

BANK OF MONTREAL

/S/ Eric Moss
Senior Vice President, Deputy General
Counsel & Chief Compliance Officer

BANK OF MONTREAL EUROPE PUBLIC LIMITED COMPANY *	BMO AM MULTI-MANAGER LLP *

BMO ASSET MANAGEMENT CORP. *	BMO ASSET MANAGEMENT INC. *

BMO ASSET MANAGEMENT LIMITED *	BMO ASSET MANAGEMENT NETHERLANDS B.V. *

BMO CAPITAL MARKETS CORP. *	BMO CAPITAL MARKETS LIMITED *

BMO DELAWARE TRUST COMPANY *		BMO FAMILY OFFICE, LLC *

BMO FINANCIAL CORP. *		BMO FUND MANAGEMENT LIMITED *

BMO GLOBAL ASSET MANAGEMENT (ASIA) LIMITED		BMO HARRIS BANK N.A.

*	By:	Darrel Hackett
Name: Darrel Hackett Title: Head U.S. Wealth Management

BMO HARRIS FINANCIAL ADVISORS, INC. *		BMO INVESTMENT BUSINESS LIMITED *

BMO INVESTMENTS INC. *		BMO INVESTORLINE, INC. *

BMO LIFE ASSURANCE COMPANY *		BMO NESBITT BURNS INC. *

BMO NESBITT BURNS SECURITIES LIMITED *		BMO PORTUGAL, GESTAO DE PATRIMONIOS, S.A. *

BMO PRIVATE EQUITY (CANADA) INC. *		BMO PRIVATE EQUITY (U.S.) INC. *

BMO PRIVATE INVESTMENT COUNSEL *	BMO TRUST COMPANY *

CLEARPOOL EXECUTION SERVICES, LLC *	LGM INVESTMENTS LIMITED *

PYRFORD INTERNATIONAL LIMITED *	STOKER OSTLER WEALTH ADVISORS, INC. *

TAPLIN, CANIDA & HABACHT, LLC *	THAMES RIVER CAPITAL LLP *

*	Pursuant to Power of Attorney filed herewith.